Exhibit 99.1
LegalZoom Reports Third Quarter 2023 Financial Results
•Revenue of $167.3 million for the quarter, an increase of 8% year-over-year
•Subscription revenue of $104.5 million for the quarter, an increase of 14% year-over-year
•$212.1 million of cash and cash equivalents and no debt outstanding as of September 30, 2023
•Strong product velocity: launched a Business Licenses compliance product, accounting solution LZ Books, AI powered document summarization tool Doc Assist and a revamped Legal Forms library during and subsequent to the end of the third quarter

MOUNTAIN VIEW, California – November 7, 2023 – LegalZoom.com, Inc. (Nasdaq: LZ), the No. 1 choice in online small business formations, today announced results for its third quarter ended September 30, 2023, including the following highlights:
•Revenue was $167.3 million for the quarter, up 8% year-over-year:
◦Transaction revenue was $57.4 million, down 2% year-over-year. The decline was primarily driven by a 6% year-over-year reduction in average order value driven by our nationwide roll-out of free LLC formations beginning in the first quarter of 2023, partially offset by a 5% increase in transaction unit volume.
◦Subscription revenue was $104.5 million, up 14% year-over-year. The increase was driven by a 2% year-over-year increase in average revenue per subscription unit and the addition of 153 thousand net new subscription units added during the trailing twelve months.
◦Partner revenue was $5.5 million, flat year-over-year.
•Gross margin was 65% for the quarter, compared to 68% in the same period in 2022, primarily driven by higher filing fees as a percentage of revenue due to an increase in business formation volumes associated with our nationwide roll-out of free LLC formations beginning in the first quarter of 2023.
•Net income was $7.5 million for the quarter, or 5% of revenue, compared to net loss of $12.0 million or 8% of revenue, for the same period in 2022.
•Adjusted EBITDA was $33.7 million for the quarter, or 20% of revenue, compared to $16.9 million, or 11% of revenue, for the same period in 2022.
•Non-GAAP net income was $23.3 million for the quarter, compared to $8.1 million for the same period in 2022.
•Cash and cash equivalents were $212.1 million as of September 30, 2023, compared to $189.1 million as of December 31, 2022.
•Cash flow provided by operating activities was $27.4 million for the quarter compared to $27.3 million for the same period in 2022.
•Free cash flow was $19.4 million for the quarter compared to $21.2 million for the same period in 2022.
•Basic and diluted net income per share was $0.04 for the quarter compared to a basic and diluted net loss per share of $0.06 for the same period in 2022, and basic and diluted Non-GAAP net income per share was $0.12 for the quarter compared to basic and diluted Non-GAAP net income per share of $0.04 for the same period in 2022.
•Launched new products during and subsequent to the end of the third quarter:
◦LZ Books, an online accounting solution that includes invoicing, payments and automated expense categorization, as well as seamless integration with LegalZoom's LZ Tax product.
◦Doc Assist, a free document summarization tool powered by generative AI which leverages LegalZoom’s expertise in legal technology and provides users access to legal expertise from LegalZoom’s attorney network.

◦Business Licenses, a compliance product built on a proprietary nationwide database that matches a small business profile with the licenses and permits required to operate the business.
◦A revamped Legal Forms library allowing users free access to over 160 attorney certified forms, with the ability to personalize the document or execute via LegalZoom’s eSignature tool for a fee.
“We had another strong quarter of financial performance, but equally important, we continue to demonstrate increased product velocity with the release of Business Licenses and the continued evolution of Legal Forms,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer.
Noel Watson, LegalZoom’s Chief Financial Officer added, “Our third quarter results outperformed our expectations and reflect strong growth in business formations as well as strength in our subscriptions business. This, combined with our continued focus on profitability, drove third quarter Adjusted EBITDA of $33.7 million, double the prior-year period.”
Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth	Nine Months Ended		% Growth
	September 30,		(Decline)	September 30,		(Decline)
	2023	2022	YOY	2023	2022	YOY
Revenue	$167,274	$155,277	8%	$502,064	$473,353	6%
Business formations	137	117	17%	468	359	30%
Transaction units	237	226	5%	828	718	15%
Average order value (AOV)	$242	$258	(6)%	$217	$263	(17)%
Subscription units at period end	1,568	1,415	11%	1,568	1,415	11%
Average revenue per subscription unit (ARPU) at period end	$265	$259	2%	$265	$259	2%
Net income (loss)	$7,534	$(11,981)	163%	$6,571	$(50,477)	113%
Adjusted EBITDA	$33,740	$16,906	100%	$85,253	$37,239	129%
Net income (loss) margin	5%	(8)%	158%	1%	(11)%	112%
Adjusted EBITDA margin	20%	11%	80%	17%	8%	116%
Net cash provided by operating activities	$27,441	$27,258	1%	$101,814	$52,015	96%
Free cash flow	$19,448	$21,196	(8)%	$78,594	$35,574	121%
Certain percentages may not recalculate due to rounding.
Stockholder Return Activity
During the third quarter ended September 30, 2023, LegalZoom repurchased approximately 4.7 million shares of its common stock in connection with a concurrent secondary equity offering at a price per share of $9.55, for a total of $45.1 million. This repurchase exhausted LegalZoom’s existing $150 million stock repurchase program that was authorized on March 1, 2022. From March 1, 2022 through September 30, 2023, LegalZoom repurchased approximately 15.1 million shares of its common stock at an average cost of $9.92 per share, for a total of $150.0 million.

Today, LegalZoom announced its board of directors has authorized a new stock repurchase program of up to $100.0 million of its common stock with no expiration date.
Financial Guidance and Outlook
Our guidance for the fourth quarter ending December 31, 2023 is as follows:
•Revenue is expected to be in the range of $155 million to $157 million
•Adjusted EBITDA is expected to be in the range of $28 million to $30 million
Our guidance for the full year ending December 31, 2023 is updated as follows:
•Revenue is now expected to be in the range of $657 million to $659 million

~~•~~Adjusted EBITDA is now expected to be in the range of $114 million to $116 million
Webcast and Conference Call Information
A conference call to discuss LegalZoom’s third quarter 2023 results is scheduled for today, November 7, 2023, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website, https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: the risk that our recent growth may not be indicative of our future growth; our dependence on business formations and fluctuations or declines in the number of business formations; the impact of macroeconomic challenges on our business, including as a result of inflation, global conflict, supply chain issues and recessionary fears; our ability to provide high-quality products and services, customer care and customer experience; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; our ability to attract and retain customers and, specifically, our ability to convert our transactional customers to subscribers; our ability to drive additional purchases and cross-sell to paying customers; our ability to maintain and expand strategic relationships with third parties; our anticipation of increasing expenses in the future; the competitive legal solutions market; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; the risk that the recent restatement of certain of our prior quarterly financial statements may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties; our ability to remediate material weaknesses in our internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2023 filed with the Securities and Exchange Commission, or SEC, on August 8, 2023, as well as those in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and Free cash flow. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as Net income (loss) adjusted to exclude interest income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain other non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.
We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense, certain transaction-related expenses, and certain other non-recurring income and expenses from time to time, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock. We believe Non-GAAP net income (loss) and Non-GAAP net income (loss) per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is the leading online platform for business formation in the United States. Driven by a mission to unleash entrepreneurship, LegalZoom delivers comprehensive legal, tax and compliance products and expertise for small business owners through easy-to-use technology. From free business formations to business management solutions and professional advisory services, LegalZoom supports millions of small business owners and their families throughout the entrepreneurial journey. Founded on the belief that everyone should have affordable access to legal and financial expertise, LegalZoom empowers entrepreneurs to make their dream a reality. To learn more about LegalZoom, visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$212,147	$189,082
Accounts receivable, net	14,417	13,177
Prepaid expenses and other current assets	17,494	16,699
Current assets held for sale	22,722	22,722
Total current assets	266,780	241,680
Property and equipment, net	43,763	30,823
Goodwill	63,318	63,229
Intangible assets, net	15,026	18,900
Operating lease right-of-use assets	9,199	11,148
Deferred income taxes	18,570	29,380
Available-for-sale debt securities	1,237	995
Other assets	8,620	9,240
Total assets	$426,513	$405,395
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,311	$25,312
Accrued expenses and other current liabilities	55,375	57,373
Deferred revenue	176,867	164,200
Operating lease liabilities	2,269	2,317
Total current liabilities	266,822	249,202
Operating lease liabilities, non-current	7,346	8,958
Deferred revenue	560	892
Other liabilities	4,443	3,968
Total liabilities	279,171	263,020
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at September 30, 2023 and December 31, 2022, none issued or outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 187,776 shares and 190,822 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	187	190
Additional paid-in capital	1,086,222	1,032,550
Accumulated deficit	(940,550)	(891,862)
Accumulated other comprehensive income	1,483	1,497
Total stockholders’ equity	147,342	142,375
Total liabilities and stockholders’ equity	$426,513	$405,395

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
		(Restated)		(Restated)
Revenue	$167,274	$155,277	$502,064	$473,353
Cost of revenue	59,213	50,314	183,356	163,647
Gross profit	108,061	104,963	318,708	309,706
Operating expenses:
Sales and marketing	51,071	67,369	164,746	215,964
Technology and development	21,491	17,457	61,074	51,613
General and administrative	25,243	30,103	78,683	88,560
Impairment of long-lived and other assets	—	237	—	237
Total operating expenses	97,805	115,166	304,503	356,374
Income (loss) from operations	10,256	(10,203)	14,205	(46,668)
Interest income, net	2,623	535	6,357	511
Other (expense) income, net	(882)	(2,536)	436	(6,102)
Income (loss) before income taxes	11,997	(12,204)	20,998	(52,259)
Provision for (benefit from) income taxes	4,463	(223)	14,427	(1,782)
Net income (loss)	$7,534	$(11,981)	$6,571	$(50,477)
Net income (loss) per share attributable to common stockholders—basic	$0.04	$(0.06)	$0.03	$(0.26)
Net income (loss) per share attributable to common stockholders—diluted:	$0.04	$(0.06)	$0.03	$(0.26)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders - basic	191,033	194,906	191,222	196,984
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders - diluted	197,454	194,906	194,953	196,984

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2023	2022
		(Restated)
Cash flows from operating activities
Net income (loss)	$6,571	$(50,477)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,061	16,187
Amortization of right-of-use assets	2,011	1,290
Amortization of debt issuance costs	170	170
Impairment of other equity security	—	170
Impairment of long-lived assets	—	237
Stock-based compensation	51,005	64,490
Deferred income taxes	10,818	(2,637)
Change in fair value of contingent consideration	(836)	(150)
Unrealized foreign exchange (gain) loss	(179)	5,958
Other	(39)	(1)
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	(946)	(3,024)
Prepaid expenses and other current assets	(785)	(296)
Other assets	345	(863)
Accounts payable	5,992	(6,417)
Accrued expenses and other liabilities	(992)	7,585
Operating lease liabilities	(1,723)	(1,599)
Income tax payable	16	22
Deferred revenue	12,325	21,370
Net cash provided by operating activities	101,814	52,015
Cash flows from investing activities
Acquisition, net of cash acquired	—	(2,532)
Proceeds from acquisition working capital adjustment	—	307
Purchase of property and equipment	(23,220)	(16,441)
Other	38	—
Net cash used in investing activities	(23,182)	(18,666)
Cash flows from financing activities
Repayment of capital lease obligations	(27)	—
Payment of contingent consideration	—	(600)
Repurchase of common stock	(54,873)	(61,736)
Shares surrendered for settlement of minimum statutory tax withholding	(6,353)	(41)
Proceeds from issuance of stock under employee stock plans	5,690	1,682
Net cash used in financing activities	(55,563)	(60,695)
Effect of exchange rate changes on cash and cash equivalents	(4)	(139)
Net increase (decrease) in cash and cash equivalents	23,065	(27,485)
Cash and cash equivalents, at beginning of the period	189,082	239,297
Cash and cash equivalents, at end of the period	$212,147	$211,812
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
		(Restated)		(Restated)
	(in thousands, except percentages)
Reconciliation of net income (loss) to Adjusted EBITDA
Net income (loss)	$7,534	$(11,981)	$6,571	$(50,477)
Interest income, net	(2,623)	(535)	(6,357)	(511)
Provision for (benefit from) income taxes	4,463	(223)	14,427	(1,782)
Depreciation and amortization	6,655	5,254	18,061	16,187
Other expense (income), net	882	2,536	(436)	6,102
Stock-based compensation	15,582	19,778	51,005	64,490
Impairment of long-lived and other assets	—	237	—	237
Transaction-related expenses	—	636	—	758
Restructuring costs(1)	68	804	803	1,795
Legal expenses	—	—	—	40
Certain other non-recurring expenses(2)	1,179	400	1,179	400
Adjusted EBITDA	$33,740	$16,906	$85,253	$37,239
Net income (loss) margin	5%	(8%)	1%	(11%)
Adjusted EBITDA margin	20%	11%	17%	8%
(1)     For 2023, restructuring expenses related to the reduction of our U.K. headcount, which is expected to be substantially complete by December 31, 2023. For 2022, restructuring expenses related to a phased severance event to reduce the U.S. headcount in June and August 2022. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations.
(2)     For 2023, certain other non-recurring expenses included costs incurred by the Company in conjunction with the secondary offering of 16,100,000 shares of our common stock by a selling stockholder during the three months ended September 30, 2023. For 2022, certain other non-recurring expenses included costs related to the departure of a member of management.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income (loss) to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
		(Restated)		(Restated)
	(in thousands, except per share amounts)
Reconciliation of Net income (loss) to Non-GAAP net income
Net income (loss)	$7,534	$(11,981)	$6,571	$(50,477)
Amortization of acquired intangible assets	1,292	781	3,874	2,241
Stock-based compensation	15,582	19,778	51,005	64,490
Impairment of long-lived and other assets	—	237	—	237
Transaction-related expenses	—	636	—	758
Restructuring expenses	68	804	803	1,795
Legal expenses	—	—	—	40
Certain other non-recurring expenses(1)	1,179	400	1,179	400
Income tax effects(2)	(2,347)	(2,550)	(7,091)	(7,233)
Non-GAAP net income	$23,308	$8,105	$56,341	$12,251
Net income (loss) margin	5%	(8%)	1%	(11)%
Non-GAAP net income margin	14%	5%	11%	3%
Net income (loss) per share attributable to common stockholders—basic	$0.04	$(0.06)	$0.03	$(0.26)
Net income (loss) per share attributable to common stockholders—diluted	$0.04	$(0.06)	$0.03	$(0.26)
Non-GAAP net income per share—basic	$0.12	$0.04	$0.29	$0.06
Non-GAAP net income per share—diluted	$0.12	$0.04	$0.29	$0.06
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders—basic	191,033	194,906	191,222	196,984
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders—diluted	197,454	194,906	194,953	196,984
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders—basic	191,033	194,906	191,222	196,984
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders—diluted	197,454	196,081	194,953	199,310
(1)For 2023, certain other non-recurring expenses included costs incurred by the Company in conjunction with the secondary offering of 16,100,000 shares of our common stock by a selling stockholder during the three months ended September 30, 2023. For 2022, certain other non-recurring expenses included costs related to the departure of a member of management.
(2)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share attributable to common stockholders (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
		(Restated)		(Restated)
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share attributable to common stockholders:
Non-GAAP net income	$23,308	$8,105	$56,341	$12,251
Reconciliation of denominator for net income (loss) per share attributable to common stockholders to Non-GAAP net income per share attributable to common stockholders:
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders—basic:	191,033	194,906	191,222	196,984
Effect of potentially dilutive securities:
Stock options	2,699	522	1,347	1,719
Restricted stock units	3,702	653	2,372	607
Employee stock purchase plan	20	—	12	—
Weighted-average common stock used in computing Non-GAAP net income per share attributable to common stockholders—diluted	197,454	196,081	194,953	199,310
Non-GAAP net income per share attributable to common stockholders—basic	$0.12	$0.04	$0.29	$0.06
Non-GAAP net income per share attributable to common stockholders—diluted	$0.12	$0.04	$0.29	$0.06

Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
		(Restated)		(Restated)
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$27,441	$27,258	$101,814	$52,015
Purchase of property and equipment	(7,993)	(6,062)	(23,220)	(16,441)
Free cash flow	$19,448	$21,196	$78,594	$35,574